Exhibit 99.1

PRELIMINARY PROXY CARD
DATED NOVEMBER 8, 2016, SUBJECT TO COMPLETION

VOTE BY INTERNET – www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

AEP INDUSTRIES INC. 95 CHESTNUT RIDGE ROAD MONTVALE, NJ 07645	VOTE BY PHONE - 1-800-[_____]
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m., Eastern Time, the day before the meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to [_____].

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:   ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED.

The Board of Directors recommends you vote FOR Proposals 1, 2 and 3.

1 To adopt the Agreement and Plan of Merger, dated as of August 24, 2016 (as it may be amended from time to time) (the “merger agreement”), by and among Berry Plastics Group, Inc., Berry Plastics Corporation, Berry Plastics Acquisition Corporation XVI, Berry Plastics Acquisition Corporation XV, LLC and AEP Industries Inc.	For ☐	Against ☐	Abstain ☐

2 To approve, on a non-binding, advisory basis, the compensation that will or may become payable to the named executive officers of AEP Industries Inc. in connection with the mergers.	For ☐	Against ☐	Abstain ☐

3 To approve the adjournment of the special meeting of the stockholders of AEP Industries Inc. to a later date, if necessary or appropriate, to solicit additional proxies if there are insufficient votes to approve the merger agreement at the time of the special meeting.	For ☐	Against ☐	Abstain ☐

NOTE: In their discretion, the proxy holders are authorized to vote upon such other business as may properly come before the meeting or any adjournment or postponement thereof provided the board of directors does not know, at a reasonable time before the solicitation, that such matters are to be presented at the meeting.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer. If you are a participant in the 401(k) Savings Plan and do not submit voting instructions to the trustee of the 401(k) Savings Plan, those shares of AEP common stock will not be voted. To allow sufficient time for the trustee to vote your shares of AEP common stock, your proxy card must be received by [____], 2016.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com.

AEP INDUSTRIES INC.
Special Meeting of Stockholders
[_____], 2016 [_____, Eastern Time]
[_____]
This proxy is solicited by the Board of Directors

The undersigned hereby appoint(s) John F. Hughes, Jr. and James B. Rafferty, and each of them, with power to act without the other and with power of substitution, as proxies and attorneys-in-fact and hereby authorizes them to represent and vote, as provided on the other side, all the shares of common stock of AEP Industries Inc. (the “Company”) which the undersigned is entitled to vote at the special meeting of stockholders of the Company to be held on [_____], 2016 at [_____, Eastern Time] at [_____] or any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the meeting.

THIS PROXY CARD, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED. IF NO DIRECTION IS MADE BUT THE CARD IS SIGNED: (1) IF THE SHARES ARE SUBJECT TO THE AEP INDUSTRIES INC. 401(K) SAVINGS PLAN, THE SHARES WILL NOT BE VOTED FOR PROPOSALS 1, 2 AND 3, AND (2) IF THE SHARES ARE OTHERWISE OWNED, THE SHARES WILL BE VOTED FOR PROPOSALS 1, 2 AND 3 AND IN ACCORDANCE WITH THE RECOMMENDATION OF THE BOARD OF DIRECTORS ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

Continued and to be signed on reverse side